                    ACCUMULATOR [(COMBINED GUARANTEED MINIMUM DEATH BENEFIT AND
                                 GUARANTEED MINIMUM INCOME BENEFIT - PLAN A) OR
                      (GUARANTEED MINIMUM DEATH BENEFIT ONLY BENEFIT - PLAN B)]

                                      DATA

PART A -- THIS PART LISTS YOUR PERSONAL DATA.


OWNER:        [JOHN DOE]

ANNUITANT:    [JOHN DOE]                             Age: [60]   Sex: [Male]

CONTRACT:  GROUP ANNUITY CONTRACT NO. AC 7625

CERTIFICATE NUMBER:     [00000]

      ENDORSEMENTS ATTACHED: [Minimum Income Benefit Endorsement]
                             Endorsement Applicable to Non-Qualified
                             Certificates
                             Endorsement Applicable to Market Value
                             Adjustment Terms
                             Rider to Endorsement Applicable to Market Value Adjustment Terms

      ISSUE DATE:            [May 1, 1997]

      CONTRACT DATE:         [May 1, 1997]

ANNUITY COMMENCEMENT DATE:   [August 22, 2027]

      THE MAXIMUM MATURITY AGE IS AGE [90] -- SEE SECTION 7.03.
      The Annuity Commencement Date may not be later than the Processing Date which follows the Annuitant's [90th] birthday.

BENEFICIARY:  [JANE DOE]

SUCCESSOR OWNER/ANNUITANT: [Applicable if the Owner and Annuitant are the
                           same person and the spouse is the beneficiary at the time of election and time of Owner/Annuitant's death] [JANE DOE]

PART B -- THIS PART DESCRIBES CERTAIN PROVISIONS OF YOUR CERTIFICATE.


INITIAL CONTRIBUTION RECEIVED (SEE SECTION 3.02):     [$10,000.00]

INVESTMENT OPTIONS AVAILABLE (SEE PART II); YOUR ALLOCATION IS ALSO SHOWN.

INVESTMENT OPTIONS                                ALLOCATION (SEE SECTION 3.01)
------------------                                -----------------------------

o   ALLIANCE CONSERVATIVE INVESTORS FUND
o   ALLIANCE GROWTH INVESTORS FUND
o   ALLIANCE GROWTH AND INCOME FUND
o   ALLIANCE COMMON STOCK FUND                                $10,000.00
o   ALLIANCE GLOBAL FUND
o   ALLIANCE INTERNATIONAL FUND
o   ALLIANCE AGGRESSIVE STOCK FUND
o   ALLIANCE SMALL CAP GROWTH FUND
o   ALLIANCE MONEY MARKET FUND
o   ALLIANCE INTERMEDIATE GOVERNMENT SECURITIES FUND
o   ALLIANCE HIGH YIELD FUND
o   EQ/PUTNAM BALANCED FUND
o   EQ/PUTNAM GROWTH & INCOME VALUE FUND
o   MFS EMERGING GROWTH COMPANIES FUND
o   MFS RESEARCH FUND
o   MERRILL LYNCH BASIC VALUE EQUITY FUND
o   MERRILL LYNCH WORLD STRATEGY FUND
o   MORGAN STANLEY EMERGING MARKETS EQUITY FUND
o   T. ROWE PRICE EQUITY INCOME FUND
o   T. ROWE PRICE INTERNATIONAL STOCK FUND
o   WARBURG PINCUS SMALL COMPANY VALUE FUND
o   GUARANTEE PERIODS (CLASS I)
      EXPIRATION DATE AND GUARANTEED RATE
      FEBRUARY 15, 1998
      FEBRUARY 15, 1999
      FEBRUARY 15, 2000
      FEBRUARY 15, 2001
      FEBRUARY 15, 2002
      FEBRUARY 15, 2003
      FEBRUARY 15, 2004
      FEBRUARY 15, 2005
      FEBRUARY 15, 2006
      FEBRUARY 15, 2007
                                                      -------------------
                                                      TOTAL: [$10,000.00]

Investment Options shown are Investment Funds of our Separate Account No. 45 and Guarantee Periods shown are in the Guaranteed Period Account. See Endorsement Applicable to Market Value Adjustment Terms.

"TYPES" OF INVESTMENT OPTIONS (SEE SECTION 4.02):   Not applicable

GUARANTEED INTEREST ACCOUNT (SEE SECTION 2.01):     Not available under this
                                                    Certificate

No. 94ICB                                    Data page 2               (5/97)

BUSINESS DAY (SEE SECTION 1.05): A Business Day for this Certificate will mean any day on which the New York Stock Exchange is open for trading.

PROCESSING DATES (SEE SECTION 1.20): A Processing Date is each Contract Date anniversary.

AVAILABILITY OF INVESTMENT OPTIONS (SEE SECTION 2.04): (See Data pages, Part C; Allocation Restrictions)

ALLOCATION OF CONTRIBUTIONS (SEE SECTION 3.01): Except as indicated below, your initial and any subsequent Contributions are allocated according to your instructions.

If you have elected Principal Assurance in the application then a portion of your initial Contribution is allocated by us to a Guarantee Period you have selected. The remaining portion of your initial Contribution is allocated to the Investment Funds according to your instructions. Any subsequent Contributions will be allocated according to your instructions. (See Data pages, Part C; Allocation Restrictions)

CONTRIBUTION LIMITS (SEE SECTION 3.02): Initial Contribution minimum: $5,000. Subsequent Contribution minimum: $1,000. Subsequent Contributions can be made at any time up until the Annuitant attains age 84. We may refuse to accept any Contribution if the sum of all Contributions under your Certificate would then total more than $1,500,000. We reserve the right to limit aggregate Contributions made after the first Contract Year to 150% of first year Contributions. We may also refuse to accept any Contribution if the sum of all Contributions under all Equitable Life annuity accumulation certificates/contracts that you own would then total more than $2,500,000.

TRANSFER RULES (SEE SECTION 4.02): Transfers among Investment Options may be made at any time during the Contract Year.

ALLOCATION OF WITHDRAWALS (SEE SECTION 5.01): Lump Sum Withdrawals - You must provide withdrawal instructions indicating from which Investment Options the Lump Sum Withdrawal and any withdrawal charge will be taken; Systematic Withdrawals - Unless you specify otherwise, Systematic Withdrawals will be withdrawn on a pro rata basis from your Annuity Account Value in the Investment Funds. If there is insufficient value or no value in the Investment Funds, any additional amount required or the total amount of the withdrawal, as applicable, will be withdrawn from the Guarantee Periods in order of the earliest Expiration Date(s) first.

WITHDRAWAL RESTRICTIONS (SEE SECTION 5.01): Systematic Withdrawals - May not start sooner than 28 days after issue of this Certificate. You may elect to receive Systematic Withdrawals on a monthly, quarterly or annual basis subject to a maximum of 1.2% monthly, 3.6% quarterly and 15.0% annually of the Annuity Account Value as of the Transaction Date.

No. 94ICB                                    Data page 3               (5/97)

MINIMUM WITHDRAWAL AMOUNT (SEE SECTION 5.01): Lump Sum Withdrawals minimum - $1,000; Systematic Withdrawals minimum - $250.

MINIMUM AMOUNT OF ANNUITY ACCOUNT VALUE AFTER A WITHDRAWAL (SEE SECTION 5.02):
Requests for a withdrawal must be for either (a) 90% or less of the Cash Value or (b) 100% of the Cash Value (surrender of the Certificate).

We will NOT exercise our rights, described in Sections 5.02(b) and 5.02(c), to terminate the Certificate.

DEATH BENEFIT AMOUNT (SEE SECTION 6.01):

The sum of:

      (1) The Annuity Account Value in the Investment Funds, or, if greater, the Guaranteed Minimum Death Benefit defined below; and

      (2) The death benefit amount provided with respect to the Endorsement Applicable to Market Value Adjustment Terms. (See Data pages, Part C)

      Guaranteed Minimum Death Benefit
      [APPLICABLE TO RESIDENTS IN ALL STATES EXCEPT NEW YORK]
      [6% to Age 80 Benefit - On the Contract Date, the Guaranteed Minimum Death Benefit is equal to the portion of the initial Contribution allocated to the Investment Funds. Thereafter, the Guaranteed Minimum Death Benefit is credited with interest at 6% (3% for amounts in the Alliance Money Market and Alliance Intermediate Government Securities Funds) on each Contract Date anniversary through the Annuitant's age 80 (or on the date of the Annuitant's death, if earlier), and 0% thereafter and is adjusted for any subsequent contributions, transfers into the Investment Funds and transfers and withdrawals from such Funds.]

      [APPLICABLE TO NEW YORK RESIDENTS ONLY - ANNUITANT ISSUE AGES 20 THROUGH 79] [On the Contract Date, the Guaranteed Minimum Death Benefit is equal to the initial Contribution. Thereafter, the Guaranteed Minimum Death Benefit is reset through the Annuitant's age 80 to the Annuity Account Value on a Contract Date anniversary if higher than the current Guaranteed Minimum Death Benefit, and is adjusted for any subsequent Contributions and withdrawals.

      Upon your death, the Guaranteed Minimum Death Benefit will be reset to the Annuity Account Value in the Investment funds, plus the sum of the Guaranteed Period Amounts in each Guarantee Period, if greater than the Guaranteed Minimum Death Benefit determined above.]

No. 94ICB                                    Data page 4               (5/97)

      [APPLICABLE TO NEW YORK RESIDENTS ONLY - ANNUITANT ISSUE AGES 80 THROUGH
      83]
      [On the Contract Date, the Guaranteed Minimum Death Benefit is equal to the portion of the initial Contribution allocated to the Investment Funds. Thereafter, the Guaranteed Minimum Death Benefit is equal to such portion of the initial Contribution plus (a) any subsequent Contributions and transfers into the Investment Funds, less (b) any transfers and withdrawals from such Funds

      [IF A SUCCESSOR OWNER/ANNUITANT IS ELECTED]
      [On the Processing Date following your death, if the successor Owner/Annuitant election is in effect at your death, the Guaranteed Minimum Death Benefit will be reset at the greater of the current Guaranteed Minimum Death Benefit and the current Annuity Account Value in the Investment Funds. In determining whether the Guaranteed Minimum Death Benefit will continue to grow, we can use the age (as of the Processing Date) of the successor Owner/Annuitant.]

      Withdrawals and transfers will cause a reduction in the Guaranteed Minimum Death Benefit (described above) [and Guaranteed Minimum Income Benefit benefit base (described below)] on a pro rata basis.

NORMAL FORM OF ANNUITY (SEE SECTION 7.04):  Life Annuity 10 Year Period
Certain

AMOUNT OF ANNUITY BENEFIT (SEE SECTION 7.05): The amount applied to provide the Annuity Benefit will be (1) the Annuity Account Value for any life annuity form or (2) the Cash Value for any period certain only annuity form except that if the period certain is more than five years the amount applied will be no less than 95% of the Annuity Account Value.

INTEREST RATE TO BE APPLIED IN ADJUSTING FOR MISSTATEMENT OF AGE OR SEX (SEE
SECTION 7.06):
6% per year

MINIMUM AMOUNT TO BE APPLIED TO AN ANNUITY (SEE SECTION 7.06): $2,000, as well as minimum of $20 for initial monthly annuity payment.

[APPLICABLE TO PLAN A]
[GUARANTEED MINIMUM INCOME BENEFIT (SEE SECTION 7.08): You may apply your Annuity Account Value in the Investment Funds during the period of time indicated below to purchase a minimum amount of guaranteed lifetime income under our Income Manager (Life Annuity with a Period Certain) Certificate. The Income Manager (Life Annuity with a Period Certain) provides payments during a period certain with payments continuing for life thereafter. The period certain is based on the Annuitant's age at the time the Income Manager (Life Annuity with a Period Certain) is elected. The period certain is 10 years for Annuitant ages 60 through 80; 9 years for Annuitant age 81; 8 years for Annuitant age 82; and 7 years for Annuitant age 83.

No. 94ICB                                    Data page 5               (5/97)

The Guaranteed Minimum Income Benefit is available only if it is exercised within 30 days following the 7th or later Contract Date anniversary under this Certificate. However, it may not be exercised earlier than the Annuitant's age 60, nor later than the Annuitant's age 83 [Applicable to Annuitant issue ages 20 to 44 - except that for Annuitant's issue ages 20 to 44, it may be exercised following the 15th or later Contract Date anniversary].

On the Transaction Date that you exercise the Guaranteed Minimum Income Benefit, your periodic lifetime income that will be provided under the Income Manager (Life Annuity with a Period Certain) will be the greater of (i) your Guaranteed Minimum Income Benefit, and (ii) the amount of income that would be provided based on your Annuity Account Value in the Investment Funds as of the Transaction Date and our then current annuity purchase factors.

If you have Annuity Account Value in the Guaranteed Period Account under your Accumulator Certificate as of the Transaction Date that you exercise the Guaranteed Minimum Income Benefit, such Annuity Account Value will also be applied (at current annuity purchase factors) towards the purchase of payments under the Income Manager (Life Annuity with a Period Certain). Such Annuity Account Value will increase the payments provided by Guaranteed Minimum Income Benefit.

Guaranteed Minimum Income Benefit Benefit Base - The Guaranteed Minimum Income Benefit benefit base is equal to the portion of the initial contribution allocated to the Investment Funds on the Contract Date. Thereafter, the Guaranteed Minimum Income Benefit benefit base is credited with interest at 6% (3% for amounts in the Alliance Money Market and Alliance Intermediate Government Securities Funds) on each Contract Date anniversary through the Annuitant's age 80, and 0% thereafter, and is adjusted for any subsequent contributions and transfers into the Investment Funds and transfers and withdrawals from such Funds. The Guaranteed Minimum Income Benefit benefit base will also be reduced by any withdrawal charge remaining on the Transaction Date that you exercise Guaranteed Minimum Income Benefit.

Your Guaranteed Minimum Income Benefit benefit base is applied to guaranteed minimum annuity purchase factors to determine the Guaranteed Minimum Income Benefit. The guaranteed minimum annuity purchase factors are based on (i) interest at 2.5% if Guaranteed Minimum Income Benefit is exercised within 30 days following a Contract Date anniversary in years 7 through 9 and at 3% if exercised within 30 days following the 10th or later Contract Date anniversary and (ii) mortality tables that assume increasing longevity. The minimum amount of periodic lifetime income to be purchased under the Income Manager (Life Annuity with a Period Certain) is set forth in the "Table of Guaranteed Minimum Income Benefit Income Amounts."

Your Guaranteed Minimum Income Benefit benefit base does not create an Annuity Account Value or a Cash Value and is used solely for purposes of calculating Guaranteed Minimum Income Benefit.

No. 94ICB                                    Data page 6               (5/97)

The timing of your withdrawals can have a significant impact on your Guaranteed Minimum Death Benefit or Guaranteed Minimum Income Benefit as described above.

   [IF A SUCCESSOR OWNER/ANNUITANT IS ELECTED]
   [If the successor Owner/Annuitant election is in effect at your death, the Guaranteed Minimum Income Benefit will continue to be available on Contract Date anniversaries seven and later based on the Contract Date, provided Guaranteed Minimum Income Benefit is exercise as specified above based on the age of the successor Owner/Annuitant.]]

WITHDRAWAL CHARGES (SEE SECTION 8.01): A withdrawal charge will be imposed as a percentage of each Contribution made to the extent that a withdrawal exceeds the Free Corridor Amount as discussed in Section 8.01 or, if the Certificate is surrendered to receive the Cash Value. We determine the withdrawal charge separately for each Contribution in accordance with the table below.

                                          Current and Maximum
                                             Percentage of
                    Contract Year            Contributions
                    -------------            -------------
                          1                      7.00%
                          2                      6.00%
                          3                      5.00%
                          4                      4.00%
                          5                      3.00%
                          6                      2.00%
                          7                      1.00%
                     8 and later                 0.00%

The applicable withdrawal charge percentage is determined by the Contract Year in which the withdrawal is made or the Certificate is surrendered, beginning with "Contract Year 1" with respect to each Contribution withdrawn or surrendered. For purposes of the table, for each Contribution, the Contract Year in which we receive that Contribution is "Contract Year 1."

Withdrawal charges will be deducted from the Investment Options from which each withdrawal is made in proportion to the amount being withdrawn from each Investment Option.

FREE CORRIDOR AMOUNT (SEE SECTION 8.01): 15% of Annuity Account Value at the beginning of the Contract Year minus any amount previously withdrawn during the Contract Year. Amounts withdrawn up to the Free Corridor Amount will not be deemed a withdrawal of Contributions.

Withdrawals in excess of the Free Corridor Amount will be deemed withdrawals of Contributions in the order in which they were made (that is, the first-in, first-out basis will apply).

No. 94ICB                                    Data page 7               (5/97)

The Free Corridor Amount does not apply when calculating the withdrawal charge applicable upon a surrender.

CHARGES DEDUCTED FROM ANNUITY ACCOUNT VALUE (SEE SECTION 8.02):

      [APPLICABLE TO PLAN A]
      [(a) Combined Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit Charge: For the Combined Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit, we will deduct annually on each Processing Date an amount equal to 0.45% of the guaranteed minimum death benefit in effect on such Processing Date. 0.45% is the maximum we will charge. This charge will always be deducted from the Annuity Account Value in the Investment Funds on a pro rata basis.]

      [APPLICABLE TO PLAN B]
      [(a) Guaranteed Minimum Death Benefit Only Benefit Charge: For the Guaranteed Minimum Death Benefit, we will deduct annually on each Processing Date an amount equal to 0.20% of the Guaranteed Minimum Death Benefit in effect on such Processing Date. 0.20% is the maximum we will charge. This charge will always be deducted from the Annuity Account Value in the Investment Funds on a pro rata basis.]

      (b) Charges for State Premium and Other Applicable Taxes: A charge for applicable taxes, such as state or local premium taxes generally will be deducted from the amount applied to provide an Annuity Benefit under Section 7.02. In certain states, however, we may deduct the charge from Contributions rather than at the Annuity Commencement Date. This charge will be deducted from the Annuity Account Value in the Investment Funds on a pro rata basis. If there is insufficient value in the Investment Funds, all or a portion of the charge will be deducted from the Annuity Account Value with respect to the Guarantee Periods in order of the earliest Expiration Date(s) first.

NUMBER OF FREE TRANSFERS (SEE SECTION 8.03):  Unlimited

DAILY SEPARATE ACCOUNT CHARGES (SEE SECTION 8.04):

Mortality and Expense Risks Charge:
            Current and Maximum           Annual rate of 0.90% (equivalent
                                          to a daily rate of 0.002477%).

Administration Charge:
            Current and Maximum           Annual rate of 0.25% (equivalent
                                          to a daily rate of 0.000692%). We
                                          reserve the right to increase this
                                          charge to an annual rate of 0.35%.

No. 94ICB                                    Data page 8               (5/97)

PART C -- THIS PART LISTS THE TERMS WHICH APPLY TO THE ENDORSEMENT APPLICABLE
          TO MARKET VALUE ADJUSTMENT TERMS (MVA ENDORSEMENT).

ALLOCATION RESTRICTIONS (SEE SECTION 3.01): If the Annuitant is age 76 or older, allocations may be made only to Guarantee Periods with maturities of five years or less; however, in no event may allocations be made to Guarantee Periods with maturities beyond the February 15th immediately following the Annuity Commencement Date.

TRANSFERS AT EXPIRATION DATE (SEE ITEM 1 OF MVA ENDORSEMENT): If no election is made with respect to amounts in the Guaranteed Period Account as of the Expiration Date, such amounts will be transferred into the Guarantee Period with the earliest Expiration Date.

MARKET VALUE ADJUSTMENT (MVA) ON TRANSFERS AND WITHDRAWALS (SEE ITEM 2 OF MVA ENDORSEMENT): The MVA (positive or negative) resulting from a withdrawal or transfer of a portion of the amount in a Guarantee Period will be a percentage of the MVA that would be applicable upon a withdrawal of all the Annuity Account Value from a Guarantee Period. This percentage is determined by (i) dividing the amount of the withdrawal or transfer from the Guarantee Period by
(ii) the Annuity Account Value in such Guarantee Period prior to the withdrawal or transfer.

MVA FORMULA (SEE ITEM 3 OF MVA ENDORSEMENT): The Guaranteed Rate for new allocations to a Guarantee Period is the rate we have in effect for this purpose even if new allocations to that Guarantee Period would not be accepted at the time. This rate will not be less than 3%.

The current rate percentage we use in item (c) of the formula is 0.00%. For purposes of calculating the MVA only, we reserve the right to add up to 0.25% to such current rate percentage.

DEATH BENEFIT AMOUNT (SEE SECTION 6.01): The larger of (a) the Annuity Account Value in the Guaranteed Period Account and (b) the sum of the Guaranteed Period Amounts in each Guarantee Period.

SEPARATE ACCOUNT (SEE ITEM 5 OF THE MVA ENDORSEMENT): The portion of the assets of Separate Account No. 46 equal to the reserves and other contract liabilities will not be chargeable with liabilities which arise out of any other business we conduct.

No. 94ICBMVA                                  Data page 9               (5/97)

[APPLICABLE TO PLAN A]

           [TABLE OF GUARANTEED MINIMUM INCOME BENEFIT INCOME AMOUNTS
            FOR INITIAL LEVEL ANNUAL INCOME (10 YEAR PERIOD CERTAIN)
                              SINGLE LIFE - [MALE]


                    AGE                    INCOME AMOUNT
                    ---                    -------------

                   [67                       $  899.21
                    68                          976.62
                    69                        1,061.17
                    70                        1,215.45
                    71                        1,319.07
                    72                        1,432.00
                    73                        1,555.07
                    74                        1,689.18
                    75                        1,835.29
                    76                        1,994.44
                    77                        2,167.75
                    78                        2,356.45
                    79                        2,561.89
                    80                        2,785.58]

            Interest Basis:   2.5% on Contract Date anniversaries 7 through 9
                              and 3% on Contract Date anniversaries 10 and
                              later
                              Non-participating
            Mortality:        1983 Individual Annuity Mortality Table "a"
                              for [Male] projected with modified Scale G.

Factors required for annuity forms not shown in the above table will be calculated by us on the same actuarial basis.]

No. 94ICB                                    Data page 10              (5/97)

                   ROLLOVER IRA [(COMBINED GUARANTEED MINIMUM DEATH BENEFIT AND
                                 GUARANTEED MINIMUM INCOME BENEFIT - PLAN A) OR
                      (GUARANTEED MINIMUM DEATH BENEFIT ONLY BENEFIT - PLAN B)]

                                      DATA

PART A -- THIS PART LISTS YOUR PERSONAL DATA.


OWNER:        [JOHN DOE]  [Owner must be the Annuitant]

ANNUITANT:    [JOHN DOE]                      Age: [60]         Sex: [Male]

CONTRACT:  GROUP ANNUITY CONTRACT NO. AC 7627

CERTIFICATE NUMBER:    [00000]

      ENDORSEMENTS ATTACHED: Endorsement Applicable to IRA Certificates
                             Endorsement Applicable to Market Value
                             Adjustment Terms
                             Rider[s] to Endorsement Applicable to Market
                             Value Adjustment Terms
                             Endorsement Applicable to Life Contingent Annuity [Rider to Endorsement Applicable to Life Contingent Annuity]

      ISSUE DATE:            [May 1, 1997]

      CONTRACT DATE:         [May 1, 1997]

ANNUITY COMMENCEMENT DATE:   [August 22, 2027]

      THE MAXIMUM MATURITY AGE IS AGE [90] -- SEE SECTION 7.03.
      The Annuity Commencement Date may not be later than the Processing Date which follows your [90th] birthday.

      However, if you choose a date later than age 70 1/2, distribution of at least the minimum payments required must commence by April 1 of the calendar year following the calendar year in which you attain age 70 1/2 (see item 2 of the Endorsement Applicable to IRA Certificates).

BENEFICIARY:  [JANE DOE]

SUCCESSOR OWNER/ANNUITANT:  [Applicable if the beneficiary is the spouse at the time of election and time of Owner/Annuitant's death] [JANE DOE]

No. 94ICB                                    Data page 1               (5/97)

PART B -- THIS PART DESCRIBES CERTAIN PROVISIONS OF YOUR CERTIFICATE.

INITIAL CONTRIBUTION RECEIVED (SEE SECTION 3.02):     [$10,000.00]

INVESTMENT OPTIONS AVAILABLE (SEE PART II); YOUR ALLOCATION IS ALSO SHOWN.

INVESTMENT OPTIONS                                ALLOCATION (SEE SECTION 3.01)
------------------                                -----------------------------

o     ALLIANCE CONSERVATIVE INVESTORS FUND
o     ALLIANCE GROWTH INVESTORS FUND
o     ALLIANCE GROWTH AND INCOME FUND
o     ALLIANCE COMMON STOCK FUND                                     $10,000.00
o     ALLIANCE GLOBAL FUND
o     ALLIANCE INTERNATIONAL FUND
o     ALLIANCE AGGRESSIVE STOCK FUND
o     ALLIANCE SMALL CAP GROWTH FUND
o     ALLIANCE MONEY MARKET FUND
o     ALLIANCE INTERMEDIATE GOVERNMENT SECURITIES FUND
o     ALLIANCE HIGH YIELD FUND
o     EQ/PUTNAM BALANCED FUND
o     EQ/PUTNAM GROWTH & INCOME VALUE FUND
o     MFS EMERGING GROWTH COMPANIES FUND
o     MFS RESEARCH FUND
o     MERRILL LYNCH BASIC VALUE EQUITY FUND
o     MERRILL LYNCH WORLD STRATEGY FUND
o     MORGAN STANLEY EMERGING MARKETS EQUITY FUND
o     T. ROWE PRICE EQUITY INCOME FUND
o     T. ROWE PRICE INTERNATIONAL STOCK FUND
o     WARBURG PINCUS SMALL COMPANY VALUE FUND
o     GUARANTEE PERIODS (CLASS I)
         EXPIRATION DATE AND GUARANTEED RATE
         FEBRUARY 15, 1998
         FEBRUARY 15, 1999
         FEBRUARY 15, 2000
         FEBRUARY 15, 2001
         FEBRUARY 15, 2002
         FEBRUARY 15, 2003
         FEBRUARY 15, 2004
         FEBRUARY 15, 2005
         FEBRUARY 15, 2006
         FEBRUARY 15, 2007
         FEBRUARY 15, 2008*
         FEBRUARY 15, 2009*
         FEBRUARY 15, 2010*
         FEBRUARY 15, 2011*
         FEBRUARY 15, 2012*
                                                        -------------------
                                                        TOTAL: [$10,000.00]

* Only available under the Assured Payment Option and APO Plus.

Investment Options shown are Investment Funds of our Separate Account No. 45 and Guarantee Periods shown are in the Guaranteed Period Account. See Endorsement Applicable to Market Value Adjustment Terms.

"TYPES" OF INVESTMENT OPTIONS (SEE SECTION 4.02):  Not applicable

GUARANTEED INTEREST ACCOUNT (SEE SECTION 2.01):    Not available under this
                                                   Certificate

No. 94ICB                                    Data page 2               (5/97)

BUSINESS DAY (SEE SECTION 1.05): A Business Day for this Certificate will mean any day on which the New York Stock Exchange is open for trading.

PROCESSING DATES (SEE SECTION 1.20): A Processing Date is each Contract Date anniversary.

AVAILABILITY OF INVESTMENT OPTIONS (SEE SECTION 2.04): (See Data pages, Part C; Allocation Restrictions)

ALLOCATION OF CONTRIBUTIONS (SEE SECTION 3.01): Except as indicated below, your initial and any subsequent Contributions are allocated according to your instructions.

If you have elected Principal Assurance in the application, then a portion of your initial Contribution is allocated by us to a Guarantee Period you have selected. The remaining portion of your initial Contribution is allocated to the Investment Funds according to your instructions. Any subsequent Contributions will be allocated according to your instructions. (See Data pages, Part C; Allocation Restrictions)

If you elect the Assured Payment Option after issue of the Certificate, your Annuity Account Value and any subsequent Contributions will be allocated by us to the Guaranteed Period Account and the Life Contingent Annuity and no amounts may be allocated to the Investment Funds. (See Data pages, Part C; Allocation Restrictions)

If you elect APO Plus after issue of the Certificate, a portion of your Annuity Account Value is allocated by us to the Guaranteed Period Account and the Life Contingent Annuity. The remaining Annuity Account Value is allocated to the Alliance Common Stock Fund or the Alliance Equity Index Fund as you select, until transferred by us. (See Data pages, Part C; Allocation Restrictions)

CONTRIBUTION LIMITS (SEE SECTION 3.02): We will only accept initial Contributions of at least $5,000 in the form of either a rollover Contribution or a direct custodian-to-custodian transfer from other individual retirement arrangements. Subsequent Contributions may be made in an amount of at least $1,000. Subsequent Contributions may be "regular" IRA Contributions (limited to a maximum of $2,000 a year), rollover Contributions or direct transfers. Rollover Contributions and direct transfers are not subject to the $2,000 annual limit. "Regular" IRA Contributions may not be made for the taxable year in which you attain age 70 1/2 and thereafter. Rollover and direct transfer Contributions may be made until you attain age 79. However, any amount contributed after you attain age 70 1/2 must be net of your minimum distribution for the year in which the rollover or direct transfer Contribution is made (see item 2 Annuity Commencement Date in Endorsement Applicable to IRA Certificates). We may refuse to accept any Contribution if the sum of all Contributions under your Certificate would then total more than $1,500,000. We reserve the right to limit aggregate Contributions made after the first Contract Year to 150% of first year Contributions. We may also refuse to accept any Contribution if the sum of all Contributions under all Equitable Life annuity accumulation certificates/contracts that you own would then total more than $2,500,000.

No. 94ICB                                    Data page 3               (5/97)

A minimum Annuity Account Value of $10,000 is required to elect the Assured Payment Option or APO Plus.

TRANSFER RULES (SEE SECTION 4.02): Transfers among the Investment Options may be made at any time during the Contract Year.

ALLOCATION OF WITHDRAWALS (SEE SECTION 5.01): Lump Sum Withdrawals - You must provide withdrawal instructions indicating from which Investment Options the Lump Sum Withdrawal and any withdrawal charge will be taken; Minimum Distribution Withdrawals - Unless you specify otherwise, Minimum Distribution Withdrawals will be withdrawn on a pro rata basis from your Annuity Account Value in the Investment Funds. If there is insufficient value or no value in the Investment Funds, any additional amount of the withdrawal required or the total amount of the withdrawal, as applicable, will be withdrawn from the Guarantee Periods in order of the earliest Expiration Date(s) first.

WITHDRAWAL RESTRICTIONS (SEE SECTION 5.01): Minimum Distribution Withdrawals - May be elected in the year in which you attain age 70 1/2 or at a later date. Minimum Distribution Withdrawals will be made annually.

Minimum Distribution Withdrawals may not be elected while the Assured Payment Option or APO Plus is in effect.

MINIMUM WITHDRAWAL AMOUNT (SEE SECTION 5.01): Lump Sum Withdrawals minimum - $1,000; Minimum Distribution Withdrawals minimum - $250.

MINIMUM AMOUNT OF ANNUITY ACCOUNT VALUE AFTER A WITHDRAWAL (SEE SECTION 5.02):
Requests for a withdrawal must be for either (a) 90% or less of the Cash Value or (b) 100% of the Cash Value (surrender of the Certificate).

We will NOT exercise our rights, described in Sections 5.02(b) and 5.02(c), to terminate the Certificate.

DEATH BENEFIT AMOUNT (SEE SECTION 6.01):

The sum of:

      (1) The Annuity Account Value in the Investment Funds, or, if greater, the Guaranteed Minimum Death Benefit defined below; and

      (2) The death benefit amount provided with respect to the Endorsement Applicable to Market Value Adjustment Terms. (See Data pages, Part C)

No. 94ICB                                    Data page 4               (5/97)

      Guaranteed Minimum Death Benefit
      [APPLICABLE TO RESIDENTS IN ALL STATES EXCEPT NEW YORK]
      [6% to Age 80 Benefit - On the Contract Date, the Guaranteed Minimum Death Benefit is equal to the portion of the initial Contribution allocated to the Investment Funds. Thereafter, the Guaranteed Minimum Death Benefit is credited with interest at 6% (3% for amounts in the Alliance Money Market and Alliance Intermediate Government Securities Funds) on each Contract Date anniversary through the Annuitant's age 80 (or on the date of the Annuitant's death, if earlier), and 0% thereafter and is adjusted for any subsequent contributions, transfers into the Investment Funds and transfers and withdrawals from such Funds.]

         [OPTIONAL FOR PLAN A - ANNUITANT ISSUE AGES 20 THROUGH 65]
         [6% to Age 70 Benefit - On the Contract Date, the Guaranteed Minimum Death Benefit is equal to the portion of the initial Contribution allocated to the Investment Funds. Thereafter, the Guaranteed Minimum Death Benefit is credited with interest at 6% (3% for amounts in the Alliance Money Market and Alliance Intermediate Government Securities Funds) on each Contract Date anniversary through the Annuitant's age 70 (or on the date of the Annuitant's death, if earlier), and 0% thereafter and is adjusted for any subsequent contributions, transfers into the Investment Funds and transfers and withdrawals from such Funds.]

      [APPLICABLE TO NEW YORK RESIDENTS ONLY]
      [On the Contract Date, the Guaranteed Minimum Death Benefit is equal to the initial Contribution. Thereafter, the Guaranteed Minimum Death Benefit is reset through the Annuitant's age 80 to the Annuity Account Value on a Contract Date anniversary if higher than the current Guaranteed Minimum Death Benefit, and is adjusted for any subsequent Contributions and withdrawals.

      Upon your death, the Guaranteed Minimum Death Benefit will be reset to the Annuity Account Value in the Investment funds, plus the sum of the Guaranteed Period Amounts in each Guarantee Period, if greater than the Guaranteed Minimum Death Benefit determined above.]

      [IF A SUCCESSOR OWNER/ANNUITANT IS ELECTED]
      [On the Processing Date following your death, if the successor Owner/Annuitant election is in effect at your death, the Guaranteed Minimum Death Benefit will be reset at the greater of the current Guaranteed Minimum Death Benefit and the current Annuity Account Value in the Investment Funds. In determining whether the Guaranteed Minimum Death Benefit will continue to grow, we can use the age (as of the Processing Date) of the successor Owner/Annuitant.]

      Withdrawals and transfers will cause a reduction in the Guaranteed Minimum Death Benefit (described above) [and Guaranteed Minimum Income Benefit benefit base (described below)] on a pro rata basis.

No. 94ICB                                    Data page 5               (5/97)

NORMAL FORM OF ANNUITY (SEE SECTION 7.04):  Life Annuity 10 Year Period
Certain

AMOUNT OF ANNUITY BENEFIT (SEE SECTION 7.05): The amount applied to provide the Annuity Benefit will be (1) the Annuity Account Value for any life annuity form or (2) the Cash Value for any period certain only annuity form except that if the period certain is more than five years the amount applied will be no less than 95% of the Annuity Account Value.

INTEREST RATE TO BE APPLIED IN ADJUSTING FOR MISSTATEMENT OF AGE OR SEX (SEE
SECTION 7.06):  6% per year

MINIMUM AMOUNT TO BE APPLIED TO AN ANNUITY (SEE SECTION 7.06): $2,000, as well as minimum of $20 for initial monthly annuity payment.

WITHDRAWAL CHARGES (SEE SECTION 8.01): A withdrawal charge will be imposed as a percentage of each Contribution made to the extent that (i) any withdrawals during a Contract Year exceed the Free Corridor Amount as discussed in Section
8.01 or, (ii) the Certificate is surrendered to receive the Cash Value. We determine the withdrawal charge separately for each Contribution in accordance with the table below.

                                          Current and Maximum
                                             Percentage of
                  Contract Year              Contributions
                  -------------              -------------
                        1                        7.00%
                        2                        6.00%
                        3                        5.00%
                        4                        4.00%
                        5                        3.00%
                        6                        2.00%
                        7                        1.00%
                   8 and later                   0.00%

The applicable withdrawal charge percentage is determined by the Contract Year in which the withdrawal is made or the Certificate is surrendered, beginning with "Contract Year 1" with respect to each Contribution withdrawn or surrendered. For purposes of the table, for each Contribution, the Contract Year in which we receive that Contribution is "Contract Year 1."

Withdrawal charges will be deducted from the Annuity Account Value in the Investment Options from which each withdrawal is made in proportion to the amount being withdrawn from each Investment Option.

No. 94ICB                                    Data page 6               (5/97)

FREE CORRIDOR AMOUNT (SEE SECTION 8.01): 15% of Annuity Account Value at the beginning of the Contract Year, minus any amount previously withdrawn during the Contract Year. Amounts withdrawn up to the Free Corridor Amount will not be deemed a withdrawal of Contributions. In any Contract Year when a Minimum Distribution Withdrawal is the only withdrawal taken, no withdrawal charge will apply.

Lump Sum Withdrawals in excess of the Free Corridor Amount or a Minimum Distribution Withdrawal when added to a Lump Sum Withdrawal previously taken in the same Contract Year, which exceeds the Free Corridor Amount will be deemed withdrawals of Contributions in the order in which they were made (that is, the first-in, first-out basis will apply).

The Free Corridor Amount does not apply when calculating the withdrawal charge applicable upon a surrender.

If the Assured Payment Option or APO Plus is in effect a 10% Free Corridor Amount will apply for Lump Sum Withdrawals.

CHARGES DEDUCTED FROM ANNUITY ACCOUNT VALUE (SEE SECTION 8.02):

      [APPLICABLE TO PLAN A - 6% TO AGE 80 BENEFIT]
      [(a) Combined Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit Charge: For the Combined Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit, we will deduct annually on each Processing Date an amount equal to 0.45% of the guaranteed minimum death benefit in effect on such Processing Date. 0.45% is the maximum we will charge. This charge will always be deducted from the Annuity Account Value in the Investment Funds on a pro rata basis.]

      [APPLICABLE TO PLAN A - 6% TO AGE 70 BENEFIT]
      [(a) Combined Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit Charge: For the Combined Guaranteed Minimum Death Benefit and Guaranteed Minimum Income Benefit, we will deduct annually on each Processing Date an amount equal to 0.30% of the guaranteed minimum death benefit in effect on such Processing Date. 0.30% is the maximum we will charge. This charge will always be deducted from the Annuity Account Value in the Investment Funds on a pro rata basis.]

      [APPLICABLE TO PLAN B]
      [(a) Guaranteed Minimum Death Benefit Only Benefit Charge: For the Guaranteed Minimum Death Benefit, we will deduct annually on each Processing Date an amount equal to 0.20% of the Guaranteed Minimum Death Benefit in effect on such Processing Date. 0.20% is the maximum we will charge. This charge will always be deducted from the Annuity Account Value in the Investment Funds on a pro rata basis.]

No. 94ICB                                    Data page 7               (5/97)

      (b) Charges for State Premium and Other Applicable Taxes: A charge for applicable taxes, such as state or local premium taxes generally will be deducted from the amount applied to provide an Annuity Benefit under Section 7.02. In certain states, however, we may deduct the charge from Contributions rather than at the Annuity Commencement Date. This charge will be deducted from the Annuity Account Value in the Investment Funds on a pro rata basis. If there is insufficient value in the Investment Funds, all or a portion of the charge will be deducted from the Annuity Account Value with respect to the Guarantee Periods in order of the earliest Expiration Date(s) first.

NUMBER OF FREE TRANSFERS (SEE SECTION 8.03):  Unlimited

DAILY SEPARATE ACCOUNT CHARGES (SEE SECTION 8.04):

Mortality and Expense Risks Charge:
            Current and Maximum           Annual rate of 0.90% (equivalent to a
                                          daily rate of 0.002477%).

Administration Charge:
            Current and Maximum           Annual rate of 0.25% (equivalent to a
                                          daily rate of 0.000692%). We reserve
                                          the right to increase this charge to
                                          an annual rate of 0.35%.

No. 94ICB                                    Data page 8               (5/97)

PART C -- THIS PART LISTS THE TERMS WHICH APPLY TO THE ENDORSEMENT APPLICABLE
          TO MARKET VALUE ADJUSTMENT TERMS (MVA ENDORSEMENT).

ALLOCATION RESTRICTIONS (SEE SECTION 3.01): Except as indicated below, if you are age 76 or older, allocations may be made only to Guarantee Periods with maturities of five years or less; however, in no event may allocations be made to Guarantee Periods with maturities beyond the February 15th immediately following the Annuity Commencement Date.

If you elect the Assured Payment Option, your Contributions and Annuity Account Value will be allocated by us to serially maturing Guarantee Periods having Expiration Dates in annual sequence and the Modal Payment portion of the Guaranteed Period Account, if applicable, and applied to the Life Contingent Annuity, so as to provide substantially equal or increasing withdrawal payments during a fixed period followed by annuity payments for life under the Life Contingent Annuity. The fixed period payments consist of payments described under Transfers at Expiration Date, below. When amounts are applied under the Life Contingent Annuity, Data pages, Part D will be issued.

If you elect the APO Plus, a portion of your Annuity Account Value is allocated by us to serially maturing Guarantee Periods having Expiration Dates in annual sequence and the Modal Payment portion of the Guaranteed Period Account, if applicable, and applied to the Life Contingent Annuity, so as to provide substantially equal withdrawal payments during a fixed period followed by annuity payments for life under the Life Contingent Annuity. Fixed period payments are described under Transfers at Expiration Date, below. The remaining Annuity Account Value is allocated to the Alliance Common Stock Fund or Alliance Equity Index Fund as you select. Any subsequent Contributions will also be allocated to the Alliance Common Stock Fund or Alliance Equity Index Fund and then will be periodically transferred by us to the Guarantee Periods and the Life Contingent Annuity. When amounts are applied under the Life Contingent Annuity, Data pages, Part D will be issued.

TRANSFERS AT EXPIRATION DATE (SEE ITEM 1 OF MVA ENDORSEMENT): Except as indicated below, if no election is made with respect to amounts in the Guaranteed Period Account as of the Expiration Date, such amounts will be transferred into the Guarantee Period with the earliest Expiration Date.

If the Assured Payment Option or APO Plus is in effect, upon the expiration of a Guarantee Period, the Guaranteed Period Amount will be paid to you in full, if annual payments are to be made on an Expiration Date in each calendar year. Otherwise, the Guaranteed Period Amount will be transferred into the Modal Payment portion of the Guaranteed Period Account. You may not transfer these amounts into any other Investment Options. These withdrawals will not be subject to a withdrawal charge.

No. 94ICBMVA                                 Data page 9               (5/97)

[APPLICABLE TO PLAN A]
[GUARANTEED MINIMUM INCOME BENEFIT (SEE ITEM 1 OF MVA ENDORSEMENT): When you elect the Assured Payment Option (described above) during the period of time indicated below, the Guaranteed Minimum Income Benefit provides a minimum amount of guaranteed lifetime income under such option. The fixed period is based on your age at the time of election. The fixed period is 10 years for ages 60 through 75; 9 years for age 76; 8 years for age 77; and 7 years for ages 78 through 83.

The Guaranteed Minimum Income Benefit is available only if it is exercised within 30 days following the 7th or later Contract Date anniversary under this Certificate. However, it may not be exercised earlier than your age 60, nor later than age 83 [Applicable to issue ages 20 to 44 - except that for issue ages 20 to 44, it may be exercised following the 15th or later Contract Date anniversary].

On the Transaction Date that you exercise Guaranteed Minimum Income Benefit, your periodic lifetime income that will be provided under the Assured Payment Option will be the greater of (i) your Guaranteed Minimum Income Benefit, and
(ii) the amount of income that would be provided based on your Annuity Account Value in the Investment Funds as of the Transaction Date and our then current annuity purchase factors.

If you have Annuity Account Value in the Guaranteed Period Account under your Certificate as of the Transaction Date that you exercise the Guaranteed Minimum Income Benefit, such Annuity Account Value will also be applied (at current annuity purchase factors) toward providing payments under the Assured Payment Option. Such Annuity Account Value will increase the payments provided by Guaranteed Minimum Income Benefit.

Guaranteed Minimum Income Benefit Benefit Base - The Guaranteed Minimum Income Benefit benefit base is equal to the portion of the initial contribution allocated to the Investment Funds on the Contract Date. Thereafter, the Guaranteed Minimum Income Benefit benefit base is credited with interest at 6% (3% for amounts in the Alliance Money Market Fund and Alliance Intermediate Government Securities Fund) on each Contract Date anniversary through age [80][70], and 0% thereafter, and is adjusted for any subsequent contributions and transfers into the Investment Funds and transfers and withdrawals from such Funds. The Guaranteed Minimum Income Benefit benefit base will also be reduced by any withdrawal charge remaining on the Transaction Date that you exercise Guaranteed Minimum Income Benefit.

Your Guaranteed Minimum Income Benefit benefit base is applied to guaranteed minimum annuity purchase factors to determine the Guaranteed Minimum Income Benefit. The guaranteed minimum annuity purchase factors are based on (i) interest at 2.5% if Guaranteed Minimum Income Benefit is exercised within 30 days following a Contract Date anniversary in years 7 through 9 and at 3% if exercised within 30 days following the 10th or later Contract Date anniversary and (ii) mortality based on the 1983 Individual Annuity Mortality Table "a" projected with modified Scale G. The minimum amount of periodic lifetime income to be purchased under the Assured Payment Option is set forth in the "Table of Guaranteed Minimum Income Benefit Income Amounts."

No. 94ICBMVA                                 Data page 10              (5/97)

Your Guaranteed Minimum Income Benefit benefit base does not create an Annuity Account Value or a Cash Value and is used solely for purposes of calculating the Guaranteed Minimum Income Benefit.

The timing of your withdrawals and whether they exceed the 6% threshold described above can have a significant impact on your Guaranteed Minimum Death Benefit or Guaranteed Minimum Income Benefit.

      [IF A SUCCESSOR OWNER/ANNUITANT IS ELECTED]
      [If the successor Owner/Annuitant election is in effect at your death, the Guaranteed Minimum Income Benefit will continue to be available on Contract Date anniversaries seven and later based on the Contract Date, provided Guaranteed Minimum Income Benefit is exercise as specified above based on the age of the successor Owner/Annuitant.]]

MARKET VALUE ADJUSTMENT (MVA) ON TRANSFERS AND WITHDRAWALS (SEE ITEM 2 OF MVA ENDORSEMENT): The MVA (positive or negative) resulting from a withdrawal or transfer of a portion of the amount in a Guarantee Period will be a percentage of the MVA that would be applicable upon a withdrawal of all of the Annuity Account Value from a Guarantee Period. This percentage is determined by (i) dividing the amount of the withdrawal or transfer from the Guarantee Period by
(ii) the Annuity Account Value in such Guarantee Period prior to the withdrawal or transfer.

MVA FORMULA (SEE ITEM 3 OF MVA ENDORSEMENT): The Guaranteed Rate for new allocations to a Guarantee Period is the rate we have in effect for this purpose even if new allocations to that Guarantee Period would not be accepted at the time. This rate will not be less than 3%.

The current rate percentage we use in item (c) of the formula is 0.00%. For purposes of calculating the MVA only, we reserve the right to add up to 0.25% to such current rate percentage.

DEATH BENEFIT AMOUNT (SEE SECTION 6.01): The larger of (a) the Annuity Account Value in the Guaranteed Period Account and (b) the sum of the Guaranteed Period Amounts in each Guarantee Period.

SEPARATE ACCOUNT (SEE ITEM 5 OF MVA ENDORSEMENT): The portion of the assets of Separate Account No. 46 equal to the reserves and other contract liabilities will not be chargeable with liabilities which arise out of any other business we conduct.

No. 94ICBMVA                                 Data page 11              (5/97)

[APPLICABLE TO PLAN A]

          [TABLE OF GUARANTEED MINIMUM INCOME BENEFIT INCOME AMOUNTS
           FOR INITIAL LEVEL ANNUAL INCOME (10 YEAR PERIOD CERTAIN)
                              SINGLE LIFE - [MALE]


                    AGE                   INCOME AMOUNT
                    ---                   -------------

                    [67                    $    899.21
                    68                          976.62
                    69                        1,061.17
                    70                        1,215.45
                    71                        1,319.07
                    72                        1,432.00
                    73                        1,555.07
                    74                        1,689.18
                    75                        1,835.29
                    76                        2,026.01
                    77                        2,240.90
                    78                        2,483.43
                    79                        2,714.14
                    80                        2,967.73]

            Interest Basis:   2.5% on Contract Date anniversaries 7 through 9
                              and 3% on Contract Date anniversaries 10 and
                              later Non-participating
            Mortality:        1983 Individual Annuity Mortality Table "a"
                              for [Male] projected with modified Scale G.

Factors required for annuity forms not shown in the above table will be calculated by us on the same actuarial basis.]

No. 94ICBMVA                                 Data page 12              (5/97)